UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2016 (August 12, 2016)

ENGILITY HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35487	45-3854852
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3750 Centerview Drive
Chantilly, Virginia	20151
(Address of Principal Executive Offices)	(Zip Code)

(703) 708-1400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Agreement

On August 12, 2016, Engility Holdings, Inc., a Delaware corporation (the “Company”) and Engility Corporation, a Massachusetts corporation and a wholly owned subsidiary of the Company (referred to herein as the “Borrower” or the “Issuer”), entered into a credit agreement (the “New Credit Facility”) with the lenders and issuing banks from time to time party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent (“Morgan Stanley”).

The New Credit Facility provides for aggregate commitments of $1.045 billion, consisting of (a) a $200 million senior secured term B1 loan facility (“Term B1 Loan”), (b) a $680 million senior secured term B2 loan facility (“Term B2 Loan”; the Term B1 Loan and the Term B2 Loan collectively are referred to as the “Term Loan”), and (c) a $165 million senior secured revolving credit facility (“Revolver”). The Revolver includes subfacilities for the issuance of letters of credit in an aggregate face amount of up to $35.0 million and a swingline commitment for swingline borrowings of up to $35.0 million at any time outstanding. The Term B1 Loan and the Term B2 Loan were fully drawn on August 12, 2016.

The New Credit Facility provides that the Borrower has the right to seek commitments to provide additional term loan facilities or additional revolving credit commitments in an aggregate principal amount up to the sum of (x) $150.0 million plus (y) an additional amount so long as, after giving pro forma effect to the incurrence of such additional borrowings, the Borrower’s first lien secured leverage ratio would be equal to or less than 4.00:1.00, subject to certain conditions and receipt of commitments by existing or additional lenders. The lenders under the New Credit Facility are not under any obligation to provide any such additional term loan facilities or revolving credit commitments.

The proceeds of the Term Loans, together with proceeds from the offering of the Notes (as defined below), were or will be used by the Borrower to (i) prepay all existing indebtedness outstanding under the first lien credit agreement dated May 23, 2014, as amended, and the second lien credit agreement dated May 23, 2014, as amended, each among the Borrower, the lenders and issuing banks from time to time party thereto, and Barclays Bank PLC as administrative agent and collateral agent (the “Existing Credit Facilities”), (ii) to pay transaction costs associated with the foregoing and (iii) for general corporate purposes. The proceeds of future borrowings under the Revolver may be used for general corporate purposes.

Borrowings under the New Credit Facility will bear interest at a rate per annum equal to, at the Borrower’s option, either (a) a base rate determined by reference to the higher of (1) the interest rate announced from time to time by Morgan Stanley as its prime rate, (2) the federal funds effective rate plus 1/2 of 1% and (3) a LIBO rate determined by reference to the costs of funds for U.S. dollar deposits for a one-month interest period plus 1%, subject to statutory reserves and (x) in the case of the Term B2 Loan, a floor of 1% and (y) in the case of the Term B1 Loan and Revolver, a floor of 0%, or (b) a LIBO rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing, subject to statutory reserves and (x) in the case of the Term B2 Loan, a floor of 1% and (y) in the case of the Term B1 Loan and Revolver, a floor of 0%, and in the case of either (a) or (b), plus an applicable margin.

In addition to paying interest on outstanding principal under the Revolver, the Borrower will be required to pay a commitment fee of 0.50% in respect of the unutilized commitments thereunder, payable quarterly in arrears.

The Borrower will be permitted to voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans under the New Credit Facility at any time without premium or penalty, other than customary “breakage” costs with respect to LIBO rate loans and a 1.00% premium if certain repricing transactions are consummated within the first six months after the borrowings of the Term Loans.

The Term B1 Loan will mature on August 12, 2020 and will require scheduled quarterly payments in an amount equal to 2.50% of the original principal amount thereof, commencing with the end of the first full fiscal quarter ending after the borrowing of the Term B1 Loan, with the balance paid at maturity. The Term B2 Loan will mature on August 12, 2023 and will require scheduled quarterly payments in amounts equal to 0.25% of the original principal amount thereof, commencing with the end of the first full fiscal quarter ending after the borrowing of the Term B2 Loan, with the balance paid at maturity. The Revolver will mature on August 12, 2021. No amortization will be required with respect to the Revolver.

In addition, the New Credit Facility will require the Borrower to prepay outstanding Term Loans, subject to certain exceptions, with:

•	50% (which percentage will be reduced to 25% if the Borrower’s net first lien secured leverage ratio is not greater than 3.50:1.00 and to 0% if the Borrower’s net first lien secured leverage ratio is not greater than 3.00:1.00) of the Borrower’s annual excess cash flow (as defined by the New Credit Facility);

•	100% of the net cash proceeds of all non-ordinary course asset sales or other non-ordinary course dispositions of property or certain casualty events, in each case subject to certain exceptions and provided that the Borrower may (a) reinvest within 450 days or (b) commit to reinvest those proceeds and so reinvest such proceeds within 630 days in assets to be used in its business, or certain other permitted investments; and

•	100% of the net cash proceeds of any issuance or incurrence of debt, other than proceeds from debt permitted under the New Credit Facility.

All obligations under the New Credit Facility are unconditionally guaranteed by the Company and each of the Company’s existing and future direct and indirect material, wholly owned domestic restricted subsidiaries, subject to certain exceptions, pursuant to that certain Guarantee and Collateral Agreement, dated as of August 12, 2016, made by the Company, the Borrower and each of the subsidiary guarantors party thereto in favor of Morgan Stanley as collateral agent for the banks and other financial institutions or entities from time to time party to the New Credit Facility (the “Guarantee and Collateral Agreement”). The obligations are secured by first-priority security interests in substantially all tangible and intangible assets of the Company, the Borrower and each subsidiary guarantor, in each case whether owned on the date of the initial borrowings or thereafter acquired.

The New Credit Facility requires the Borrower to maintain compliance with a maximum ratio of consolidated first lien secured debt to consolidated EBITDA of 6.125 to 1.00, with incremental step downs over time, and places certain restrictions on the ability of the Company, the Borrower and their restricted subsidiaries to, among other things, incur debt and liens; merge, consolidate or liquidate; dispose of assets; enter into hedging arrangements; pay dividends and make other restricted payments; undertake transactions with affiliates; enter into restrictive agreements on dividends and other distributions; make negative pledges; enter into sale-leaseback transactions; make certain investments; prepay or modify the terms of certain indebtedness; and modify the terms of certain organizational agreements.

The New Credit Facility contains customary events of default, including payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to other material indebtedness, certain events of bankruptcy and insolvency, material judgments, certain ERISA events, invalidity of loan documents and certain changes in control.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the New Credit Facility, a copy of which is attached to this Current Report on Form 8-K (“Form 8-K”) as Exhibit 10.1, and to the Guarantee and Collateral Agreement, a copy of which is attached as Exhibit 10.2 to this Form 8-K, both of which are incorporated by reference herein.

Indenture and Senior Notes

On August 12, 2016, the Issuer and the Company, and certain of the Company’s wholly owned domestic subsidiaries named as guarantors (each such subsidiary and the Company individually, a “Guarantor” and collectively, the “Guarantors”) entered into an indenture with Deutsche Bank Trust Company Americas, as trustee, (the “Indenture”), pursuant to which the Issuer issued $300 million aggregate principal amount of 8.875% Senior Notes due 2024 (the “Notes”) and the Guarantors provided guarantees of the Notes (each individually, a “Guarantee” and collectively, the “Guarantees”).

The Notes are general senior unsecured obligations of the Issuer, ranking equal in right of payment with the Issuer’s existing and future senior indebtedness and senior in right of payment of any of the Issuer’s future subordinated indebtedness. The Notes are effectively junior to any future or existing secured indebtedness of the Issuer and the Company, including indebtedness under the New Credit Facility, to the extent of the value of the assets securing such indebtedness. The Notes are structurally subordinated to all existing and future indebtedness and other obligations of the Issuer’s subsidiaries that do not guarantee the Notes. The Guarantee of the Notes by each Guarantor is: (i) a general senior obligation of such Guarantor; (ii) equal in right of payment to all existing and future indebtedness of such Guarantor that is not subordinated in right of payment to its Guarantee of the Notes (including its guarantee of the New Credit Facility); (iii) effectively subordinated to any existing and future indebtedness of such Guarantor that is secured with property or assets of such Guarantor to the extent of the value of such property and assets securing such indebtedness (including the New Credit Facility); and (iv) senior in right of payment to any future indebtedness of such Guarantor that is expressly subordinated in right of payment of the Notes.

Interest on the Notes will be payable on March 1 and September 1 of each year, beginning on March 1, 2017, with the Notes maturing on September 1, 2024. The Issuer may redeem the Notes before September 1, 2019, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date plus an applicable make-whole premium. The Notes will be redeemable, in whole or part, at any time on or after September 1, 2019 at the redemption prices (expressed as percentages of the principal amount thereof) set forth below, plus accrued and unpaid interest thereon, if any, to, but not including, the applicable redemption date, if redeemed during the 12-month period beginning on September 1 of each of the years indicated below:

Year	Percentage
2019	104.438%
2020	102.219%
2021 and thereafter	100.000%

In addition, the Issuer may redeem up to 35% of the Notes on or before September 1, 2019 with cash proceeds of certain equity offerings at a redemption price equal to 108.875% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date. However, the Issuer may only make such redemptions if at least 60% of the aggregate principal amount of the Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and that such redemption occurs within 120 days of the closing date of such equity offering. In the event of a change of control (as defined in the Indenture) of the Issuer, the Issuer will be required to offer to purchase the Notes at 101% of their face amount, plus accrued and unpaid interest up to, but not including, the repurchase date.

The terms of the Indenture restrict the ability of the Issuer, the Company and certain of its subsidiaries to borrow money, create liens on assets, make distributions and pay dividends on or redeem or repurchase stock, make certain types of investments, sell stock in certain subsidiaries, enter into agreements that restrict dividends or other payments from subsidiaries, enter into transactions with affiliates, issue guarantees of debt, and sell assets or merge with other companies. These limitations are subject to a number of important exceptions and qualifications set forth in the Indenture.

The Indenture provides for customary events of default which include (subject in certain cases to grace and cure periods), among others: nonpayment of principal or interest or premium; breach of covenants or other agreements in the Indenture; default for failure to pay certain other indebtedness; the failure to pay certain final judgments; and certain events of bankruptcy, insolvency or reorganization. Generally, if an event of default occurs and is continuing under the Indenture, either the trustee or the holders of at least 30% in aggregate principal amount of the Notes then outstanding may declare the principal amount plus accrued and unpaid interest on the Notes to be immediately due and payable.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the form of Note attached thereto, which are attached to this Form 8-K as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated by reference herein.

Registration Rights Agreement

In connection with the issuance of the Notes and the Guarantees, the Company entered into a registration rights agreement dated August 12, 2016 (the “Registration Rights Agreement”) with the Issuer, the Guarantors and Morgan Stanley & Co. LLC, as the representative (the “Representative”) of Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Regions Securities LLC, SunTrust Robison Humphrey, Inc. and Jeffries LLC (collectively, with the Representative, the “Initial Purchasers”). The terms of the Registration Rights Agreement requires the Issuer and the Guarantors to use commercially reasonable efforts to (i) file a registration statement with the Securities and Exchange Commission with respect to the registered offer to exchange the Notes for new notes registered under the Securities Act of 1933, as amended, with terms substantially identical in all material respects to those of the Notes (except that the new notes will not contain terms with respect to transfer restrictions or provide for payment of additional interest) and consummate such exchange on or before the 365th day after August 12, 2016 and (ii) in certain circumstances, file a shelf registration statement with respect to resales of the Notes.

The Registration Rights Agreement provides that if a “Registration Default” (as defined in the Registration Rights Agreement) occurs and is continuing, then additional interest shall accrue on the principal amount of the Notes that are “Transfer Restricted Securities” (as defined in the Registration Rights Agreement) at a rate of 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 1.0%).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached to this Form 8-K as Exhibit 4.3 and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On August 12, 2016, in connection with the effectiveness of the New Credit Facility, as described above in Item 1.01 of this Form 8-K, the Issuer terminated its Existing Credit Facilities. The Existing Credit Facilities consisted of: (i) an $830 million senior secured first lien term loan facility, (ii) a $115 million senior secured revolving credit facility and (iii) a $400 million senior secured second lien term loan facility. In connection with the termination of the Existing Credit Facilities, the Company incurred a $9.75 million early termination penalty under the Second Lien Credit Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the information included in Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On August 15, 2016, the Company issued a press release announcing the entry into the New Credit Agreement and the closing of the offering of the Notes. A copy of the August 15, 2016 press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated August 12, 2016, among Engility Corporation, Engility Holdings, Inc., as a guarantor, each of the guarantors named therein, and Deutsche Bank Trust Company Americas, as trustee

4.2	Form of 8.875% Senior Note due 2024 (incorporated by reference to Exhibit 1 to Annex 1 to Exhibit 4.1 hereof)

4.3	Registration Rights Agreement, dated as of April 12, 2016, by and among Engility Corporation, Engility Holdings, Inc., as a guarantor, each of the guarantors named therein and Morgan Stanley & Co. LLC, as the representative of the initial purchasers named therein

10.1	Credit Agreement, dated as of August 12, 2016, among Engility Holdings, Inc., Engility Corporation, the several lenders from time to time parties thereto and Morgan Stanley Senior Funding, Inc., as administrative agent

10.2	Guarantee and Collateral Agreement, dated as of August 12, 2016, made by Engility Holdings, Inc., Engility Corporation and the subsidiary guarantors party thereto in favor of Morgan Stanley Senior Funding, Inc., as collateral agent

99.1	Press Release issued by Engility Holdings, Inc. on August 15, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Engility Holdings, Inc.

Date: August 15, 2016	By:	/s/ Jon Brooks
	Name:	Jon Brooks
	Title:	Vice President, Deputy General Counsel and
Corporate Compliance Officer

Exhibit Index

(d) Exhibits.

4.1	Indenture, dated August 12, 2016, among Engility Corporation, Engility Holdings, Inc., as a guarantor, each of the guarantors named therein, and Deutsche Bank Trust Company Americas, as trustee

4.2	Form of 8.875% Senior Note due 2024 (incorporated by reference to Exhibit 1 to Annex 1 to Exhibit 4.1 hereof)

4.3	Registration Rights Agreement, dated as of April 12, 2016, by and among Engility Corporation, Engility Holdings, Inc., as a guarantor, each of the guarantors named therein and Morgan Stanley & Co. LLC, as the representative of the initial purchasers named therein

10.1	Credit Agreement, dated as of August 12, 2016, among Engility Holdings, Inc., Engility Corporation, the several lenders from time to time parties thereto and Morgan Stanley Senior Funding, Inc., as administrative agent

10.2	Guarantee and Collateral Agreement, dated as of August 12, 2016, made by Engility Holdings, Inc., Engility Corporation and the subsidiary guarantors party thereto in favor of Morgan Stanley Senior Funding, Inc., as collateral agent

99.1	Press Release issued by Engility Holdings, Inc. on August 15, 2016